Exhibit 99

Jefferies Reports Second Quarter Financial Results

Investment Banking Net Revenues Reach Quarterly Record

NEW YORK & LONDON--(BUSINESS WIRE)--June 22, 2010--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for its fiscal second quarter ended May 31, 2010.

Highlights for the three months ended May 31, 2010 versus the three months ended June 30, 2009:

  Net revenues increased 13% to $670 million, versus $590 million.
  Net income to Common Shareholders increased 37% to $85 million, versus $62 million.
  Net earnings per common share increased 37% to $0.41, versus $0.30.
  Investment Banking revenues increased 112% to record quarterly revenues of $256 million, versus $121 million.

Highlights for the FIVE months ended May 31, 2010 versus the SIX months ended June 30, 2009:

  Net revenues increased 7% in the FIVE month period, to $999 million versus $932 million in the prior year SIX month period.
  Net income to Common Shareholders increased 18% to $119 million in the FIVE month period, versus $100 million in the prior year SIX month period.
  Net earnings per common share increased 18% to $0.58 in the FIVE month period, versus $0.49 in the prior year SIX month period.
  Investment banking revenues increased 123% to $352 million in the FIVE month period, versus $158 million in the prior year SIX month period.

“We are pleased with these solid quarterly results, as they were achieved during a volatile operating environment. Equities, Fixed Income and Investment Banking each contributed significantly by bringing quality ideas and execution to our global client base,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. “Thank you to Jefferies’ 2,821 employee-partners for their continual hard work, dedication and commitment as we do our collective best to serve our clients.”

Conference Call

A conference call with management discussion of these financial results will be held today, June 22, 2010, at 9:00 AM Eastern. Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 800-642-1687 or 706-645-9291 (conference ID #79023291). A live audio webcast and replay can be accessed at Jefferies.com.

About Jefferies

Jefferies, a major global securities and investment banking firm, has served companies and their investors for more than 48 years. Jefferies & Company, Inc. is the principal US operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: www.jefferies.com), and Jefferies International Limited is the principal UK operating subsidiary. Jefferies International Limited, a UK-incorporated company, is authorised and regulated by the UK Financial Services Authority.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Five Months Ended	Six Months Ended
	May 31, 2010	Jun 30, 2009	May 31, 2010	Jun 30, 2009
Revenues:
Commissions	$146,001	$135,466	$228,956	$267,285
Principal Transactions	155,581	250,236	249,755	372,612
Investment Banking	255,958	120,831	352,257	157,917
Asset Management fees and investment income (loss) from managed funds	13,929	556	11,018	519
Interest	150,187	150,599	250,065	252,686
Other	18,984	9,888	27,363	22,460
Total Revenues	740,640	667,576	1,119,414	1,073,479
Interest Expense	71,110	77,383	120,042	141,330
Net Revenues	669,530	590,193	999,372	932,149
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	2,018	12,327	2,513	7,023
Net Revenues, less Mandatorily Redeemable Preferred Interest	667,512	577,866	996,859	925,126

Non-Interest Expenses:
Compensation and benefits	384,311	348,207	568,407	561,588
Floor brokerage and clearing fees	35,849	19,628	54,458	33,330
Technology and communications	41,932	37,582	68,054	68,367
Occupancy and equipment rental	19,056	17,751	31,015	34,047
Business development	15,215	9,535	24,985	18,980
Professional services	11,284	10,790	21,694	21,010
Other	14,532	12,045	27,820	16,294
Total non-interest expenses	522,179	455,538	796,433	753,616
Earnings before income taxes	145,333	122,328	200,426	171,510
Income tax expense	56,836	48,333	77,893	65,089
Net earnings	88,497	73,995	122,533	106,421
Net earnings to Noncontrolling Interests	3,665	12,095	3,994	6,184
Net earnings to Common Shareholders	$84,832	$61,900	$118,539	$100,237
Earnings per Common Share:
Basic	$0.42	$0.31	$0.58	$0.49
Diluted	$0.41	$0.30	$0.58	$0.49

Weighted Average Common Shares:
Basic	196,944	201,902	197,759	202,485
Diluted	201,064	206,027	201,881	202,505

Effective tax rate	39%	40%	39%	38%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	5/31/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Statement of Earnings
Net Revenues, less mandatorily redeemable preferred interest	$667,512	$581,194	$531,578	$676,825	$577,866	$347,260

Non-Interest Expenses:
Compensation and Benefits	384,311	319,801	239,352	395,031	348,207	213,381
Non-Compensation expenses	137,868	135,843	123,145	106,764	107,331	84,697
Earnings before income taxes	145,333	125,550	169,081	175,030	122,328	49,182
Income tax expense	56,836	47,541	68,742	65,210	48,333	16,756
Net earnings	88,497	78,009	100,339	109,820	73,995	32,426
Net earnings (loss) to Noncontrolling Interests	3,665	3,943	6,819	23,534	12,095	(5,911)
Net earnings to Common Shareholders	$84,832	$74,066	$93,520	$86,286	$61,900	$38,337
Diluted earnings per Common Share	$0.41	$0.36	$0.46	$0.42	$0.30	$0.19

Financial Ratios
Pretax Operating Margin	22%	22%	32%	26%	21%	14%
Compensation and Benefits / Net Revenues	57%	55%	44%	56%	59%	62%
Effective Tax Rate	39%	38%	41%	37%	40%	34%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	5/31/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Revenues by Source
Equities	$168,730	$164,825	$106,939	$138,916	$123,070	$99,237
Fixed Income	230,913	213,481	222,996	418,010	344,098	199,637
Other	-	-	-	-	1,638	6,034
Total	399,643	378,306	329,935	556,926	468,806	304,908

Equity	55,064	34,099	25,177	24,201	38,645	1,784
Debt	128,380	101,964	80,056	54,772	45,572	12,789
Capital Markets	183,444	136,063	105,233	78,973	84,217	14,573
Advisory	72,514	62,274	88,636	43,556	36,614	22,513
Investment banking	255,958	198,337	193,869	122,529	120,831	37,086

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	7,165	4,017	8,472	12,564	3,714	3,762
Investment income / (loss) from managed funds	6,764	2,582	5,930	8,402	(3,158)	(3,799)
Total	13,929	6,599	14,402	20,966	556	(37)
Net Revenues	669,530	583,242	538,206	700,421	590,193	341,957
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	2,018	2,048	6,628	23,596	12,327	(5,303)
Net Revenues, less Mandatorily Redeemable Preferred Interest	$667,512	$581,194	$531,578	$676,825	$577,866	$347,260

Other Data
Number of Trading Days	64	61	64	64	63	61
Full Time Employees (end of period)	2,821	2,729	2,628	2,513	2,307	2,296
Common Shares Outstanding	171,591	171,845	165,638	169,332	171,927	169,195
Weighted Average Common Shares:
Basic	196,944	198,507	196,255	200,609	201,902	203,310
Diluted	201,064	202,630	200,383	204,736	206,027	203,326

As of May 31, 2010, common stockholders' equity was $2.3 billion, resulting in book value of $13.33 per common share.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(UNAUDITED)

		May 31, 2010

Common shares outstanding		171,590,607
Outstanding restricted stock units		28,695,698
Adjusted shares outstanding		200,286,305

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended	Five months ended
		May 31, 2010	May 31, 2010

Shares outstanding (weighted average)	(1)	171,756,437	170,533,731
Unearned restricted stock	(2)	(3,271,423)	(3,122,878)
Earned restricted stock units	(3)	25,260,438	25,612,090
Other issuable shares	(4)	3,198,542	4,736,108
Common Shares for Basic EPS		196,943,994	197,759,051

Stock options	(5)	14,839	16,330
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	4,105,138
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		201,063,971	201,880,519
(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, shares held in respect of deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable at a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, Chief Financial Officer
212-284-2338